Exhibit 99.2

Filed by Frontier Airlines, Inc. Pursuant to Rule 425 under the Securities Act of 1933 Subject Company: Frontier Airlines, Inc. Commission File No. 001-12805
Communications Bulletin 06-192
Jan. 31, 2006

What Exactly is a Holding Company and What Does it Mean to Me?

This afternoon, Frontier issued a press release announcing that our board has approved a reorganization in which Frontier Airlines, Inc. will become a wholly owned subsidiary of a Delaware holding company called Frontier Airlines Holdings, Inc.  The press release coincided with our filing of a registration statement with the Securities and Exchange Commission to register the issuance of Frontier Airlines Holdings common stock in the reorganization.  Once the registration process is completed with the SEC, Frontier will ask its shareholders for approval to proceed with a transaction that would result in Frontier Airlines, Inc., a Colorado corporation, becoming a wholly-owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation.

We are planning to reorganize our company into a holding company structure for reasons that are described in the question and answer section below.  Mostly, however, we want to assure you that there are no mergers, acquisitions or deals with other airlines in the works, and we are not looking to change how we run our airline or staff our company to provide airline operations, maintenance or related services.

Q:                                    What is the reorganization proposal?

A:                                   We are asking shareholders to approve a merger agreement that would result in our reorganization into a Delaware holding company structure.  Under the merger agreement, Frontier Airlines, Inc., a Colorado corporation, will become a wholly-owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation, and the current shareholders of Frontier Airlines will become stockholders of Frontier Holdings with the same number and percentage of shares of Frontier Holdings as they hold of Frontier Airlines prior to the reorganization.

Q:                                    Why are we forming a holding company?

A:                                   We are forming a holding company for the following reasons:

•                  Possible Future Strategic and Business Flexibility of a Holding Company Structure. We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for acquiring other businesses or entering into joint ventures while continuing to keep the operations and risks of our core airline business separate.  Although we have no immediate plans to make any acquisitions or enter into any joint ventures, we may do so in the future.  Furthermore, implementing the holding company structure may reduce the risk that liabilities of our core airline business and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.  In addition, this opportunity to separate businesses, if and when appropriate, could allow us to segregate the airline business from other businesses that are not subject to the same regulations applicable to airlines.

•                  Possible Future Financing Flexibility of a Holding Company Structure. We believe that a holding company structure may be beneficial to stockholders in the future because it would permit the use of financing techniques that are more readily available to companies that hold a variety of diversified businesses under one corporate umbrella, without any impact on our capital structure.  For example, Frontier Holdings would be able to obtain funds through its own financings, which may include the issuance of debt or equity securities, and other entities within the holding company organization may obtain funds from Frontier Holdings, other affiliates or their own outside financings.  We have no current plans to seek additional financing that would utilize this flexibility at this time.

Q:                                    Why is the Holding Company Being Formed  in Delaware?

A:                                   We are forming a holding company in Delaware for the following reasons:

•                  Predictability, Flexibility and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly-held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Colorado law. We will, however, continue to operate our current airline business as a Colorado corporation and a subsidiary of Frontier Holdings.

•                  Additional Benefits of Using a Holding Company Structure. We believe that reincorporating in Delaware is more appropriately accomplished by creating a holding company in Delaware. A direct reincorporation in Delaware without the creation of a holding company structure would have required Frontier to merge into a new Delaware corporation, as a result of which Frontier could not continue as a Colorado corporation. In addition, the direct incorporation method had the disadvantage of requiring a substantially greater number of consents from third parties. By preserving the corporate existence of Frontier after the reorganization, we avoid the potentially costly and burdensome process of obtaining these consents.

Q:                                    How does this become approved by shareholders and what will be discussed with them?

A:                                   Our special meeting will tentatively be held on March 27, 2006.  At the meeting, shareholders will be asked to approve the merger agreement relating to the reorganization proposal.  We do not know of any matters other than the reorganization proposal that may come before the meeting.

Q:                                    What will happen to my stock?

A:                                   If the reorganization proposal is approved, your shares of common stock of Frontier Airlines will automatically convert into the same number of shares of common stock of Frontier Holdings. As a result, you will become a stockholder of Frontier Holdings and will own the same number and percentage of shares of Frontier Holdings common stock that you now own of Frontier common stock. We expect that Frontier Holdings common stock will be listed on the NASDAQ National Market under the same symbol “FRNT” as Frontier Airlines currently has.

Q:                                    How will being a Frontier Holdings stockholder be different from being a Frontier shareholder?

A:                                   After the reorganization, you will own the same number and percentage of shares of Frontier Holdings common stock that you owned of Frontier Airlines common stock immediately prior to the reorganization.  However, you will own shares of a holding company that owns our airline business, instead of owning our airline business directly.  In addition, as a stockholder of Frontier Holdings, your rights will be governed by Delaware corporate law and the charter documents of the Delaware corporation.

Q:                                    Will the management or the business of the company change as a result of the reorganization?

A:                                   No. The management and business of our company will remain the same after the reorganization.

Q:                                    Does formation of a holding company affect my federal income taxes?

A:                                   The proposed reorganization will be a tax-free transaction under federal income tax laws. We expect that you will not recognize any gain or loss for federal income tax purposes upon your receipt of Frontier Holdings stock in exchange for your shares of Frontier Airlines stock in the reorganization. The tax consequences to you will depend on your own situation, however. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any foreign, state, or local tax consequences of the reorganization.

Q:                                    How do I cast my vote?

A:                                   Once the registration process for Frontier Holdings’ stock is completed with the SEC, we will mail proxy materials containing detailed descriptions of the proposed reorganization.  These proxy materials will be sent to all shareholders the same way we send proxy materials in advance of our annual meetings.  The voting process is the same, as well.  After carefully reading and considering the information contained in the proxy statement/prospectus, you should vote your shares by following the instructions contained in the proxy statement/prospectus and the proxy card included with it, so that your shares may be represented at the special meeting.  The exact timing of the proxy mailing and special meeting will depend on how quickly the registration process is completed with  the SEC, but we are hoping the be in a position to mail the proxy materials sometime in mid-February.  More details on how to vote will described in the proxy materials.

Q:                                    f the shareholders approve the reorganization, when will it occur?

A:                                   If we complete the SEC process for the Frontier Holdings registration statement quickly, we hope to complete the reorganization on April 1, 2006 in order to coincide with the beginning of our fiscal year, provided that our shareholders approve the reorganization and all other conditions to completion of the merger are satisfied.

YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WE HAVE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED REORGANIZATION, AS WELL AS ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE REORGANIZATION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  You can obtain the proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, once the registration statement has been declared effective by the SEC, you will be able to obtain copies of the proxy statement/prospectus with respect to the reorganization free of charge by directing a request to: Frontier Airlines, Inc., 7001 Tower Road, Denver, Colorado 80249, Attention: Corporate Secretary, (720) 374-4200.

Frontier Airlines and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Frontier Airlines’ shareholders in connection with the proposed transaction.  Information concerning Frontier Airlines’ directors and executive officers is set forth in Frontier Airlines’ proxy statement dated July 29, 2005, for the 2005 Annual Meeting of Shareholders, filed by Frontier Airlines with the SEC.